UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 24, 2024

(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	98-0619652
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

Regatta Office Park

Windward Three, 4th Floor

West Bay Road, P.O. Box 1114

Grand Cayman, KY1-1102

Cayman Islands

(Address of Principal Executive Offices)

(345) 945-4277

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.60 par value	CWCO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously reported, on May 28, 2024, Consolidated Water Co. Ltd. (the “Company”) convened its 2024 Annual General Meeting of Shareholders (the “Annual Meeting”). In connection with the Annual Meeting, the Company filed a proxy statement (the “Proxy Statement”) on April 18, 2024 with the United States Securities and Exchange Commission. The Annual Meeting was partially adjourned to June 24, 2024, solely with respect to the voting on Proposal 1 — the election of the eight director nominees identified in the Proxy Statement.

The Annual Meeting was reconvened on June 24, 2024, during which Proposal 1 was voted upon.

Proposal 1: Election of Directors

The following nominees were elected as directors to serve until the 2025 Annual General Meeting of Shareholders by votes as follows:

Nominee	For	Withhold
Linda Beidler-D’Aguilar	4,875,971	4,474,084
Brian E. Butler	6,737,722	2,612,333
Carson K. Ebanks	7,384,762	1,965,293
Clarence B. Flowers, Jr.	8,464,630	885,425
Frederick W. McTaggart	8,970,248	379,807
Wilmer F. Pergande	7,029,384	2,320,671
Leonard J. Sokolow	6,800,656	2,549,399
Raymond Whittaker	8,134,334	1,215,721

There were no broker non-votes in the election of directors.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

By:	/s/ David W. Sasnett
Name:	David W. Sasnett
Title:	Executive Vice President & Chief Financial Officer

Date: June 26, 2024

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